EXHIBIT 3.5

AMENDED ARTICLES OF INCORPORATION OF

SEALY MATTRESS COMPANY OF PUERTO RICO, INC.

FIRST.  The name of said corporation shall be SEALY MATTRESS COMPANY OF PUERTO RICO, INC.

SECOND.  The principal office of said corporation is to be located in the City of Medina, Medina County, Ohio.

THIRD:  The said corporation is formed for the purpose of engaging in the business of manufacturing, buying, selling, and generally dealing in mattresses, springs, bedding, and other related articles.

In furtherance and not in limitation of the general powers conferred by the laws of the State of Ohio, and the objectives and purposes herein set forth, it is expressly provided that this corporation shall also have the following powers, to wit:

To purchase, acquire, hold, convey, lease, mortgage, or dispose of property, real or personal, tangible or intangible.

To have one or more offices to carry on any or all of its operations and business, and, without restrictions or limitation as to amount to purchase, lease, or otherwise acquire, hold and own, and to mortgage, sell, convey, lease, or otherwise dispose of real and personal property of every class and description in any of the states, territories or possessions of the United States and in the District of Columbia, and in any and all foreign countries, including the Commonwealth of Puerto Rico, subject to the laws of such state, district, territory, possession or country.

To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, alone or in company with others.

It is the intention that the purposes, objects, and powers specified in this Article Third and all subdivisions whereof shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, and that each of the purposes, objects, and powers specified in this Article Third shall be regarded as independent purposes, objects, and powers.

FOURTH:  The maximum number of shares which the corporation is authorized to have outstanding is five thousand six hundred (5,600) shares, all of which shall be common without par value.

FIFTH:  No shareholder in this corporation shall be entitled as of right to purchase or subscribe for any part of the unissued shares in the corporation or any shares in the corporation to be issued by reason of any increase of shares in the corporation, bonds, certificates of indebtedness, debentures, or other securities convertible into shares in the corporation, or any shares of the corporation purchased by the corporation.

SIXTH:  The corporation shall have the right to repurchase shares of the capital stock issued by it at such times and at such prices and upon such terms as its Board of Directors shall determine.  This power shall include, but not by way of limitation, the right to repurchase its shares upon the termination of employment or the death of a shareholder.  No purchase shall be made if, after such purchase the assets would be less than the liabilities plus stated capital.

SEVENTH:  The shareholders and directors shall have the power to hold their meetings, to have an office or offices, and to keep the books of this corporation, subject however to the laws of the State of Ohio, outside of the State of Ohio, at such places as may from time to time be designated by the directors.

EIGHTH:  These amended articles of incorporation take the place of and supersede the existing articles of incorporation as heretofore amended.

IN WITNESS WHEREOF, said ERNEST M. WULIGER, President and ALLAN M. UNGER, Secretary of SEALY MATTRESS COMPANY OF PUERTO RICO, INC., acting

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for and on behalf of said corporation, having hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this eleventh day of January, 1963.

By	/s/	Ernest M. Wuliger
President

By	/s/	Allan M. Unger
Secretary

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CHANGE OF ADDRESS OF STATUTORY AGENT

OF DOMESTIC CORPORATION

KNOW ALL MEN BY THESE PRESENTS, That the address of ERNEST M. WULIGER, heretofore appointed as statutory agent to accept service of process, tax notices and demands against SEALY MATTRESS COMPANY OF PUERTO RICO, INC., has been changed from 2841 E. 37th St., Cleveland, Cuyahoga County to 1070 Lake Road, City of Medina, Medina County, which new address is in the county in which the principal office of SEALY MATTRESS COMPANY OF PUERTO RICO, INC. is located.

SEALY MATTRESS COMPANY OF PUERTO RICO, INC.

By	/s/	Allan M. Unger
Allan M. Unger, Secretary

CERTIFICATE OF ADOPTION OF AMENDMENT
TO AMENDED ARTICLES OF INCORPORATION
OF SEALY MATTRESS COMPANY OF PUERTO RICO, INC.

Ernest M. Wuliger, President, and Forrest B. Weinberg, Secretary, of Sealy Mattress Company of Puerto Rico, Inc., an Ohio corporation, with its principal office located at Cleveland, Ohio, do hereby certify that by written consent to action without meeting, pursuant to Section 1701.54 of the Ohio Revised Code, the sole shareholder of the Corporation adopted and consented to the adoption of the following resolution:

RESOLVED, that the Amended Articles of Incorporation of this Corporation be, and they hereby are, amended by deleting Article Second in its entirety and inserting, in lieu thereof, new Article Second as follows:

SECOND:  The principal office of said Corporation is to be located in the City of Cleveland, Cuyahoga County, Ohio.

IN WITNESS WHEREOF, Ernest M. Wuliger, President, and Forrest B. Weinberg, Secretary, of Sealy Mattress Company of Puerto Rico, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names this 30th day of September, 1971.

/s/	Ernest M. Wuliger
Ernest M. Wuliger, President

/s/	Forrest B. Weinberg
Forrest B. Weinberg, Secretary

Subsequent Appointment of Agent

Section 1701.07 (D), 1702.06 (D), Revised Code

KNOW ALL MEN BY THESE PRESENTS, That	Forrest B. Weinberg
(Name of Agent)

of	800 National City - E. 6th Building
(Street or Avenue)

in	Cleveland 44114, Cuyahoga	County, Ohio, a natural person
(City or Village)

residing in said county, being the county in which the principal office of

SEALY MATTRESS COMPANY OF PUERTO RICO, INC.
(Name of Corporation)

is located, is hereby appointed as the agent on whom process, tax notices and demands against

said	SEALY MATTRESS COMPANY OF PUERTO RICO, INC.
(Name of Corporation)

may be served to succeed	Ernest M. Wuliger
(Name of Former Agent)

heretofore appointed as agent, which appointment is hereby made pursuant to a resolution of the board of directors passed on 30th day of September, 1971 All previous appointments are hereby revoked.

SEALY MATTRESS COMPANY OF PUERTO RICO, INC.
(Name of Corporation)

By	/s/	Ernest M. Wuliger
President Ernest M. Wuliger
Cleveland, Ohio

September 30, 1971

SEALY MATTRESS COMPANY OF PUERTO RICO, INC.
(Name of Corporation)

Gentlemen:  I Forrest B. Weinberg
hereby accept appointment as the agent of your corporation upon whom process, tax notices or demands may be served.

/s/	Forrest B. Weinberg
(Signature of Agent)
Forrest B. Weinberg

CERTIFICATE OF AMENDMENT
(BY SHAREHOLDERS)
TO THE ARTICLES OF INCORPORATION OF

Sealy Mattress Company of Puerto Rico, Inc.
(Name of Corporation)

			☐	Chairman of the Board
	Ronald E. Trzcinski	, who is	☐	President	(check one),
			☒	Vice President

And	Frank J. Cerralvo	, who is	☒	Secretary	(check one),
			☐	Assistant Secretary

of the above named Ohio corporation for profit with its principal location at (no Ohio location) , Ohio do hereby certify that:  (check the appropriate box and complete the appropriate statements)

☐

a meeting of the shareholders was duly called and held on                         , 19    , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise                    % of the voting power of the corporation.

☒	in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

RESOLVED, that the Corporation’s Articles of Incorporation be amended to change the Corporation’s name to Ohio-Sealy Mattress Manufacturing Co.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 12th day of February, 1979.

x	/s/	Ronald E. Trzcinski
(Vice President)

x	/s/	Frank J. Cerralvo
(Secretary)

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

CERTIFICATE
OF
AMENDED ARTICLES OF INCORPORATION
OF

Sealy Mattress Company of Puerto Rico (formerly Ohio-Sealy Mattress Manufacturing Co.)

(Name of Corporation)

☐ Chairman of the Board
Thomas L. Smudz, who is	☐ President	(check one),
☒ Vice President

and John D. Moran, who is	☐ Secretary	(check one)
☒ Assistant Secretary

of the above named Ohio corporation for profit with its principal location at Cleveland, Ohio do hereby certify that:  (check the appropriate box and complete the appropriate statements)

☐                                    a meeting of the shareholders was duly called and held on                        , 19     , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise                    % of the voting power of the corporation,

☒                                    in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto:

AMENDED ARTICLES OF INCORPORATION

FIRST:  The name of the corporation is Sealy Mattress Company of Puerto Rico

SECOND:  The place in the State of Ohio where its principal office is located is the City of Cleveland, Cuyahoga County.

THIRD:  The purposes of the corporation are as follows:

To engage in any lawful act or activity for which a corporation may be formed in Ohio.

FOURTH:  The number of shares which the corporation is authorized to have outstanding is 1,000 shares of common stock with a par value of $1.00 per share.

FIFTH:  These amended articles of incorporation take the place of and supersede the existing articles of incorporation as heretofore amended.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 28th day of January, 1988.

/s/ Thomas L. Smudz
(Chairman, President or Vice President)

/s/ John D. Moran
(Secretary or Assistant Secretary)

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this ecessitates the election of a second officer before the filing can be made.